Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2019 Financial Results

Company achieves full-year record sales, profit, and adjusted earnings per share;

Adjusted free cash flow increased by 12%;

Company wins electric medium-duty truck program with fully integrated Dana e-Powertrain as part of $700 million total sales backlog through 2022

Full-Year Highlights

•	Record sales of $8.6 billion, an increase of $477 million, or growth of 6 percent, compared with 2018

•	Net income attributable to Dana of $226 million; diluted EPS of $1.56

•	Record adjusted EBITDA of $1.02 billion, an increase of $62 million, margin of 11.8 percent of sales

•	Record diluted adjusted EPS of $3.06, an improvement of $0.04 over 2018

•	Operating cash flow of $637 million

•	Adjusted free cash flow of $272 million, a 12 percent improvement over 2018

•	Cash dividends of $0.40 per share declared in 2019

•	Strong sales backlog of $700 million through 2022

•	Acquisition cost synergies of $25 million

•	Completed five electrodynamics acquisitions rounding-out complete in-house capability

MAUMEE, Ohio, Feb. 13, 2020 – Dana Incorporated (NYSE: DAN) today announced financial results for the fourth quarter and full-year 2019.

“In 2019, for the third consecutive year, Dana delivered year-over-year growth in revenue, adjusted EBITDA, and adjusted free cash flow,” said James Kamsickas, Dana chairman and CEO. “Over the past year, the Dana team achieved more than $1 billion of adjusted EBITDA for the first time in the history of the company, while successfully integrating the Graziano and Fairfield business, Dana’s largest acquisition in over two decades.”

Fourth-quarter 2019 Financial Results

Sales for the fourth quarter of 2019 totaled $1.99 billion, compared with $1.97 billion in the same period of 2018, representing a $14 million improvement. The increase was attributable to the benefit of recent acquisitions and backlog conversion, partially offset by lower end-market demand for heavy vehicles and unfavorable currency translation and lower commodity recoveries.

Dana reported net income of $85 million for the fourth quarter of 2019, compared with net income of $100 million in the same period of 2018. The difference was primarily due to higher interest expense and one-time costs related to refinancing of senior notes and acquisitions.

Reported diluted earnings per share were $0.58, compared with diluted earnings per share of $0.69 in the fourth quarter of 2018.

Adjusted EBITDA for the fourth quarter of 2019 was $226 million, compared with $223 million for the same period last year. Profit in the fourth quarter of 2019 benefited from backlog conversion and inorganic growth, partially offset by an unfavorable mix, driven by lower end-market demand for heavy vehicles.

Diluted adjusted earnings per share were $0.67 in the fourth quarter of 2019, compared with $0.76 in the same period last year. The lower year-over-year comparison was primarily due to higher depreciation and interest expense offsetting higher operating earnings.

Operating cash flow in the fourth quarter of 2019 was $349 million, compared with $331 million in the same period of 2018.

Adjusted free cash flow was $218 million, compared with $241 million in the fourth quarter of 2018. Lower cash generation was driven by higher capital expenditures to support new programs partially offset by favorable working capital.

Full-year 2019 Financial Results

Sales for 2019 were $8.6 billion, compared with $8.1 billion, an increase of 6 percent, primarily due to conversion of sales backlog and acquisitions partially offset by lower end-market demand for heavy vehicles, as well as currency headwinds.

Net income in 2019 was $226 million, compared with net income of $427 million in 2018. Reported diluted earnings per share were $1.56, compared with $2.91 in 2018. 2019 results included one-time charges of $259 million for discretionary pension transfers.

Adjusted EBITDA for 2019 was $1.02 billion, or 11.8 percent of sales. Margin was comparable to the prior year despite unfavorable mix due to lower end-market demand for heavy vehicles.

Diluted adjusted earnings per share for 2019 were $3.06, compared with $3.02 in 2018, an increase of $0.04, primarily reflecting higher year-over-year earnings improvement partially offset by higher depreciation and interest.

The company reported operating cash flow of $637 million in 2019, an improvement of $69 million compared with 2018. Adjusted free cash flow was $272 million, or 3.2 percent of sales, compared with $243 million, or 3 percent of sales in 2018. The improvement was driven by higher earnings, lower cash taxes, and lower working capital requirements, partially offset by higher capital expenditures to support new programs, higher interest expense, and one-time costs related to acquisitions.

2020 Guidance Ranges

“Despite expected softer demand in our heavy-vehicle markets, we continue to successfully manage through this cycle and execute our strategic plan,” said Jonathan Collins, Dana executive vice president and chief financial officer. “We have positioned the company for significant adjusted free cash flow growth this year, and our strong sales backlog and multi-market focus will buffer end-market demand.”

2020 Financial Targets1

•	Sales of $8.25 to $8.75 billion;

•	Adjusted EBITDA of $950 million to $1.05 billion, an implied adjusted EBITDA margin of approximately 11.8 percent at the midpoint of the range;

•	Diluted adjusted EPS of $2.65 to $3.15;

•	Operating cash flow of approximately 8.5 to 9.0 percent; and

•	Adjusted free cash flow of approximately 4 to 4.5 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 10:30 a.m. Thursday, Feb. 13

Dana will discuss its fourth-quarter and full-year results in a conference call at 10:30 a.m. EST on Thursday, Feb. 13. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 4099809 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 10 a.m. EST.

An audio recording of the webcast will be available after 5 p.m. EST on Feb. 13 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 4099809. A webcast replay will also be available after 5 p.m. EST and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to their customers, which include nearly every vehicle manufacturer in the world. Based in Maumee, Ohio, USA, and with locations in 34 countries across six continents, the company reported sales of $8.6 billion in 2019. Having established a high-performance culture that focuses on its people, the company has earned recognition around the world as a top employer. Learn more at dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2019 and 2018

	Three Months Ended
(In millions, except per share amounts)	December 31,
	2019	2018
Net sales	$1,987	$1,973
Costs and expenses
Cost of sales	1,764	1,717
Selling, general and administrative expenses	104	116
Amortization of intangibles	4	2
Restructuring charges, net	6	8
Impairment of goodwill	(6)
Pension settlement charges	1
Other income (expense), net	6	(10)

Earnings before interest and income taxes	110	120
Loss on extinguishment of debt	(9)
Interest income	2	3
Interest expense	30	25

Earnings before income taxes	73	98
Income tax expense (benefit)	(5)	3
Equity in earnings of affiliates	8	11

Net income	86	106
Less: Noncontrolling interests net income	4	7
Less: Redeemable noncontrolling interests net loss	(3)	(1)

Net income attributable to the parent company	$85	$100

Net income per share available to common stockholders
Basic	$0.59	$0.69
Diluted	$0.58	$0.69
Weighted-average shares outstanding - Basic	144.0	144.8
Weighted-average shares outstanding - Diluted	145.3	145.8

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2019 and 2018

	Year Ended
(In millions, except per share amounts)	December 31,
	2019	2018
Net sales	$8,620	$8,143
Costs and expenses
Cost of sales	7,489	6,986
Selling, general and administrative expenses	508	499
Amortization of intangibles	12	8
Restructuring charges, net	29	25
Impairment of goodwill and indefinite-lived intangible asset	(6)	(20)
Gain on disposal group held for sale		3
Pension settlement charges	(259)
Other expense, net	(25)	(29)

Earnings before interest and income taxes	292	579
Loss on extinguishment of debt	(9)
Interest income	10	11
Interest expense	122	96

Earnings before income taxes	171	494
Income tax expense (benefit)	(32)	78
Equity in earnings of affiliates	30	24

Net income	233	440
Less: Noncontrolling interests net income	13	13
Less: Redeemable noncontrolling interests net loss	(6)

Net income attributable to the parent company	$226	$427

Net income per share available to common stockholders
Basic	$1.57	$2.94
Diluted	$1.56	$2.91
Weighted-average shares outstanding - Basic	144.0	145.0
Weighted-average shares outstanding - Diluted	145.1	146.5

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2019 and 2018

	Three Months Ended
(In millions)	December 31,
	2019	2018
Net income	$86	$106
Other comprehensive income (loss), net of tax:
Currency translation adjustments	24	2
Hedging gains and losses	9	21
Defined benefit plans	(21)	(11)

Other comprehensive income	12	12

Total comprehensive income	98	118
Less: Comprehensive income attributable to noncontrolling interests	(13)	(7)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	7	6

Comprehensive income attributable to the parent company	$92	$117

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2019 and 2018

	Year Ended
(In millions)	December 31,
	2019	2018
Net income	$233	$440
Other comprehensive income (loss), net of tax:
Currency translation adjustments	8	(63)
Hedging gains and losses	24	10
Defined benefit plans	344	23

Other comprehensive income (loss)	376	(30)

Total comprehensive income	609	410
Less: Comprehensive income attributable to noncontrolling interests	(9)	(7)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	1	6

Comprehensive income attributable to the parent company	$601	$409

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2019 and December 31, 2018

(In millions, except share and per share amounts)	December 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$508	$510
Marketable securities	19	21
Accounts receivable
Trade, less allowance for doubtful accounts of $9 in 2019 and 2018	1,103	1,065
Other	202	178
Inventories	1,193	1,031
Other current assets	137	102

Total current assets	3,162	2,907
Goodwill	493	264
Intangibles	240	164
Deferred tax assets	580	445
Other noncurrent assets	120	80
Investments in affiliates	182	208
Operating lease assets	178
Property, plant and equipment, net	2,265	1,850

Total assets	$7,220	$5,918

Liabilities and equity
Current liabilities
Short-term debt	$14	$8
Current portion of long-term debt	20	20
Accounts payable	1,255	1,217
Accrued payroll and employee benefits	206	186
Taxes on income	46	47
Current portion of operating lease liabilities	42
Other accrued liabilities	262	269

Total current liabilities	1,845	1,747
Long-term debt, less debt issuance costs of $28 in 2019 and $18 in 2018	2,336	1,755
Noncurrent operating lease liabilities	140
Pension and postretirement obligations	459	561
Other noncurrent liabilities	305	313

Total liabilities	5,085	4,376

Commitments and contingencies
Redeemable noncontrolling interests	167	100
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,942,539 and 144,663,403 shares outstanding	2	2
Additional paid-in capital	2,386	2,368
Retained earnings	622	456
Treasury stock, at cost (10,111,191 and 8,342,185 shares)	(150)	(119)
Accumulated other comprehensive loss	(987)	(1,362)

Total parent company stockholders’ equity	1,873	1,345
Noncontrolling interests	95	97

Total equity	1,968	1,442

Total liabilities and equity	$7,220	$5,918

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2019 and 2018

(In millions)	Three Months Ended December 31,
	2019	2018
Operating activities
Net income	$86	$106
Depreciation	87	73
Amortization	5	2
Amortization of deferred financing charges	1	1
Call premium on debt	7
Write-off of deferred financing costs	2
Earnings of affiliates, net of dividends received	(6)	(9)
Stock compensation expense	4	3
Deferred income taxes	(17)	(17)
Pension expense, net	4	1
Impairment of goodwill and indefinite-lived intangible asset	6
Change in working capital	180	156
Change in other noncurrent assets and liabilities	(18)	(12)
Other, net	8	27

Net cash provided by operating activities	349	331

Investing activities
Purchases of property, plant and equipment	(128)	(90)
Acquisition of businesses, net of cash acquired	(2)	(2)
Purchases of marketable securities	(9)	(1)
Proceeds from sales of marketable securities		9
Proceeds from maturities of marketable securities	10	7
Other, net	1

Net cash used in investing activities	(128)	(77)

Financing activities
Net change in short-term debt	(95)	(8)
Proceeds from long-term debt	300
Repayment of long-term debt	(302)	(5)
Call premium on debt	(7)
Deferred financing payments	(4)	(1)
Dividends paid to common stockholders	(15)	(15)
Distributions to noncontrolling interests	(5)	(35)
Contributions from noncontrolling interests		3
Other, net	2	3

Net cash used in financing activities	(126)	(58)

Net increase in cash, cash equivalents and restricted cash	95	196
Cash, cash equivalents and restricted cash – beginning of period	412	327
Effect of exchange rate changes on cash balances	11	(3)

Cash, cash equivalents and restricted cash – end of period	$518	$520

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2019 and 2018

(In millions)	Year Ended December 31,
	2019	2018
Operating activities
Net income	$233	$440
Depreciation	322	260
Amortization	17	10
Amortization of deferred financing charges	6	4
Call premium on debt	7
Write-off of deferred financing costs	2
Earnings of affiliates, net of dividends received	(9)	(4)
Stock compensation expense	19	16
Deferred income taxes	(137)	(64)
Pension expense, net	211	3
Impairment of goodwill and indefinite-lived intangible asset	6	20
Gain on disposal group held for sale		(2)
Change in working capital	(17)	(113)
Change in other noncurrent assets and liabilities	(18)	(12)
Other, net	(5)	10

Net cash provided by operating activities	637	568

Investing activities
Purchases of property, plant and equipment	(426)	(325)
Acquisition of businesses, net of cash acquired	(668)	(153)
Proceeds from previous acquisition		9
Purchases of marketable securities	(33)	(37)
Proceeds from sales of marketable securities	6	15
Proceeds from maturities of marketable securities	29	37
Proceeds from sale of subsidiaries, net of cash disposed	1	(6)
Settlements of undesignated derivatives	(20)
Other, net	(12)	(2)

Net cash used in investing activities	(1,123)	(462)

Financing activities
Net change in short-term debt	(3)	(21)
Proceeds from long-term debt	975
Repayment of long-term debt	(423)	(13)
Call premium on debt	(7)
Deferred financing payments	(20)	(1)
Dividends paid to common stockholders	(58)	(58)
Distributions to noncontrolling interests	(19)	(42)
Sale of interest to noncontrolling shareholder	53
Contributions from noncontrolling interests	4	25
Payments to acquire redeemable noncontrolling interests		(43)
Repurchases of common stock	(25)	(25)
Other, net	2	(2)

Net cash provided by (used in) financing activities	479	(180)

Net decrease in cash, cash equivalents and restricted cash	(7)	(74)
Cash, cash equivalents and restricted cash – beginning of period	520	610
Effect of exchange rate changes on cash balances	5	(16)

Cash, cash equivalents and restricted cash – end of period	$518	$520

DANA INCORPORATED

Reconciliation of Net Cash Provided by Operating Activities to

    Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended December 31,
	2019	2018
Net cash provided by operating activities	$349	$331
Purchases of property, plant and equipment	(128)	(90)

Free cash flow	221	241
Discretionary pension contributions	(3)

Adjusted free cash flow	$218	$241

(In millions)	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$637	$568
Purchases of property, plant and equipment	(426)	(325)

Free cash flow	211	243
Discretionary pension contributions	61	—

Adjusted free cash flow	$272	$243

(In millions)	2020 Guidance
Net cash provided by operating activities	$760
Purchases of property, plant and equipment	(385)

Free cash flow	375
Discretionary pension contributions	—

Adjusted free cash flow	$375

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2019 and 2018

(In millions)	Three Months Ended December 31,
	2019	2018
Sales
Light Vehicle	$846	$873
Commercial Vehicle	345	395
Off-Highway	552	442
Power Technologies	244	263

Total Sales	$1,987	$1,973

Segment EBITDA
Light Vehicle	$105	$101
Commercial Vehicle	23	32
Off-Highway	66	65
Power Technologies	27	32

Total Segment EBITDA	221	230
Corporate expense and other items, net	5	(7)

Adjusted EBITDA	$226	$223

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2019 and 2018

(In millions)	Year Ended December 31,
	2019	2018
Sales
Light Vehicle	$3,609	$3,575
Commercial Vehicle	1,611	1,612
Off-Highway	2,360	1,844
Power Technologies	1,040	1,112

Total Sales	$8,620	$8,143

Segment EBITDA
Light Vehicle	$438	$398
Commercial Vehicle	138	146
Off-Highway	330	285
Power Technologies	117	149

Total Segment EBITDA	1,023	978
Corporate expense and other items, net	(4)	(21)

Adjusted EBITDA	$1,019	$957

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended December 31, 2019 and 2018

(In millions)	Three Months Ended December 31,
	2019	2018
Segment EBITDA	$221	$230
Corporate expense and other items, net	5	(7)

Adjusted EBITDA	226	223
Depreciation	(87)	(73)
Amortization	(5)	(2)
Non-service cost components of pension and OPEB costs	(4)	(5)
Restructuring charges, net	(6)	(8)
Stock compensation expense	(4)	(3)
Strategic transaction expenses, net of transaction fee breakup income	(9)	(5)
Acquisition related inventory adjustments	(1)
Other items	(2)	(7)
Gain on liquidation of foreign entity	12
Impairment goodwill of indefinite-lived intangible asset	(6)
Amounts attributable to previously divested/closed operations	(5)
Pension settlement charges	1

Earnings before interest and income taxes	110	120
Loss on extinguishment of debt	(9)
Interest expense	30	25
Interest income	2	3

Earnings before income taxes	73	98
Income tax expense (benefit)	(5)	3
Equity in earnings of affiliates	8	11

Net income	$86	$106

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income

For the Year Ended December 31, 2019 and 2018

(In millions)	Year Ended December 31,
	2019	2018
Segment EBITDA	$1,023	$978
Corporate expense and other items, net	(4)	(21)

Adjusted EBITDA	1,019	957
Depreciation	(322)	(260)
Amortization	(17)	(10)
Non-service cost components of pension and OPEB costs	(23)	(15)
Restructuring charges, net	(29)	(25)
Stock compensation expense	(19)	(16)
Strategic transaction expenses, net of transaction fee breakup income	(41)	(18)
Acquisition related inventory adjustments	(13)
Non-income tax legal judgment	6
Other items	(11)	(17)
Gain on disposal group held for sale		3
Gain on liquidation of foreign entity	12
Impairment goodwill of indefinite-lived intangible asset	(6)	(20)
Amounts attributable to previously divested/closed operations	(5)
Pension settlement charges	(259)

Earnings before interest and income taxes	292	579
Loss on extinguishment of debt	(9)
Interest expense	122	96
Interest income	10	11

Earnings before income taxes	171	494
Income tax expense (benefit)	(32)	78
Equity in earnings of affiliates	30	24

Net income	$233	$440

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2019 and 2018

(In millions, except per share amounts)
	Three Months Ended December 31,
	2019	2018
Net income attributable to parent company	$85	$100
Items impacting income before income taxes:
Restructuring charges	6	8
Amortization	5	2
Strategic transaction expenses, net of transaction breakup fee income	9	5
Acquisition related inventory adjustments	1
Gain on liquidation of foreign subsidiary	(12)
Impairment of goodwill	6
Amounts attributable to previously divested/closed operations	5
Pension settlement charges	(1)
Loss on extinguishment of debt	9
Loss on deal contingent forward		8
Other items	(2)	3
Items impacting income taxes:
Net income tax expense on items above	(3)	(3)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	(11)	(12)

Adjusted net income	$97	$111

Diluted shares - as reported	145.3	145.8

Adjusted diluted shares	145.3	145.8

Diluted adjusted EPS	$0.67	$0.76
As originally reported		$0.71
Impact of adjustment for deal contingent forward		$0.05

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2019 and 2018

(In millions, except per share amounts)
	Year Ended December 31,
	2019	2018
Net income attributable to parent company	$226	$427
Items impacting income before income taxes:
Restructuring charges	29	25
Amortization	17	10
Strategic transaction expenses, net of transaction breakup fee income	41	18
Acquisition related inventory adjustments	13
Non-income tax legal judgment	(6)
Gain on liquidation of foreign subsidiary	(12)
Impairment of goodwill and indefinitie-lived intangible asset	6	20
Amounts attributable to previously divested/closed operations	5
Pension settlement charges	259
Loss on extinguishment of debt	9
Loss on deal contingent forward	13	8
Other items	(2)	6
Items impacting income taxes:
Net income tax expense on items above	(27)	(18)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	(127)	(53)

Adjusted net income	$444	$443

Diluted shares - as reported	145.1	146.5

Adjusted diluted shares	145.1	146.5

Diluted adjusted EPS	$3.06	$3.02
As originally reported		$2.97
Impact of adjustment for deal contingent forward		$0.05